Dryden Tax-Free Money Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									March 27, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Dryden Tax-Free Money Fund, Inc.
		File Nos. 2-64625 and 811-2927

	On behalf of the Dryden Tax-Free Money Fund, Inc.
enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,

/s/ Grace C. Torres______
					Grace C. Torres
Treasurer and Principal Financial and Accounting Officer